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                                                                   Exhibit 10.22

Banknorth
Massachusetts

                                                                1441 Main Street
                                                                   P.O. Box 3034
                                                           Springfield, MA 01103

TransAct Technologies Incorporated
7 Laser Lane
Wallingford, Connecticut 06492
Attn:  Steven A. DeMartino, Executive Vice President and Chief Financial Officer

Rate: Stock Buyback

Gentlemen:

      Reference made to that certain Revolving Credit, Equipment Loan and Security Agreement by and between you and the undersigned dated as of August 6, 2003 (the "Loan Agreement").

      You have indicated to the undersigned that you wish to initiate a stock buyback program for your publicly traded common stock. You further indicated that this program would extend over the next three years. You have requested our consent to this program, which Transact Technologies would like to commence in calendar year 2005.

      As you are aware such a stock buyback is not permitted under the terms of section 6.3 of the Loan Agreement, and you have asked us to amend the Loan Agreement to provide for the stock buyback. You have agreed to certain terms and conditions limiting the stock buyback as to the source of funds to be used for the buyback, the outside date for such stock buyback and the total amount of funds which may be used for the buyback.

      Based on the information you have provided to us and your representations to us, we agree to amend the Loan Agreement by adding the following paragraph
(4) to section 6.3 of the Loan Agreement:

      (4) use of up to $10,000,000 to purchase the common stock of the Borrower upon the terms and conditions set forth in this paragraph (4). Such buyback shall be accomplished entirely through the use of free cash of the Borrower and will not require any additional borrowing by the Borrower under this Agreement or any other borrowing. At no time shall the Borrower have less than $2,000,000.00 of free cash (that is cash not borrowed from the Bank or otherwise). The Borrower shall buyback the stock at a price authorized by its Board of Directors. The Borrower shall commence the stock buyback program in calendar year 2005, and the stock buyback program will terminate no later than three years from the date of its commencement. The Borrower shall not use more than $10,000,000 of its free cash in total for the entire buyback program. The Borrower shall
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      not repurchase any stock if it would violate the conditions to such buyback as provided in this Section 6.3 (4) or be made when and Event of Default has occurred and is continuing or would cause an Event of Default. The Borrower shall report to the Bank at the end of each fiscal month all transactions under the buyback program including the terms of such buyback, the amount of common stock repurchased and the free cash available to the Borrower after such buyback. All repurchased common stock of the Borrower shall be treated as a reduction in equity in accordance with GAAP.

      By signing a copy of this letter you agree to the terms of the amendment contained in this letter. You further agree that the Loan Agreement is not modified or amended except as specifically provided in this letter agreement.

                                        BANKNORTH, N.A.

                                        By:     /s/ James Hickson
                                            ------------------------------------
                                                James Hickson
                                                Its Vice President

                                        ACCEPTED AND AGREED TO AS OF THE 28TH
                                        DAY OF MARCH 2005.
                                        TRANSACT TECHNOLOGIES INCORPORATED



                                        By:     /s/ Steven A. DeMartino
                                            ------------------------------------
                                                Steven A. DeMartino
                                                Its Executive Vice President and
                                                Chief Financial Officer